UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 11, 2005

TEXAS REGIONAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-14517	74-2294235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 5910
3900 North 10th Street, 11th Floor, McAllen, TX		78502-5910
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (956) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company has received notice from Frank N. Boggus, Julie G. Uhlhorn and Robert G. Farris that they intend to retire from the Board effective at the time of the annual meeting of the shareholders to be held in April 2005. Mr. Boggus and Ms. Uhlhorn have each served as a director since 1983, and Mr. Farris has served as a director since 1985. The Company and its shareholders have benefited significantly from their service, and none is retiring because of a disagreement with the Company. See also Item 8.01.

Item 8.01	Other Events.

The Company’s Corporate Governance and Nominating Committee has nominated Robert F. Boggus, Tudor G. Uhlhorn and Robert R. Farris, for consideration by the shareholders as directors of the Company, to succeed their respective parents on the Board. Robert F. Boggus, who serves as President of Boggus Motor Company, L.P. and Boggus Motor Sales, L.P., Tudor G. Uhlhorn, who is President of Rio Grande Equipment Company, Inc., and Robert R. Farris, who is the President of Valley Transit Company, have each served as directors of the Company’s principal operating subsidiary, Texas State Bank, for over ten years. Additional information about each nominee will be provided with the Company’s proxy statement provided to the shareholders with the notice of the Company’s 2005 annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)

February 11, 2005	/s/ G.E. Roney
Glen E. Roney
Chairman of the Board, President
& Chief Executive Officer